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                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    We hereby consent to the incorporation of our report, relating to the consolidated financial statements of Entravision Communications Corporation, dated February 5, 2001, included in this Form 10-K of Univision Communications Inc., into the previously filed Registration Statements of Univision Communications Inc. on Form S-8 (File Nos. 333-34559, 333-47017, 333-56595 and 333-56794) and Form S-3 (File No. 333-57712).

                                          /s/ McGLADREY & PULLEN, LLP

Pasadena, California
March 28, 2001